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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8 - K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 5, 2001


                             STC BROADCASTING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       333-29555                                         75-2676358
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(Commission File Number)                   (I.R.S. Employer Identification No.)


         720 2nd Avenue South
        St. Petersburg, Florida                            33701
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (727) 821-7900
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 6, 2000, the Company entered into an agreement with Cox Communications, Inc. ("Cox") to sell to Cox all of the capital stock of WJAC, Incorporated for $70.0 million. WJAC, Incorporated owns WJAC, the NBC affiliate in Johnstown, Pennsylvania. In a related transaction, Smith Acquisition Company and Smith Acquisition License Company, subsidiaries of the Company, entered into an agreement with Cox to sell to Cox the assets of WTOV, the NBC affiliate in Steubenville, Ohio, for $58.0 million. On August 4, 2000, the Company entered into Time Brokerage Agreements ("TBAs") with Cox under which Cox programs most of the available time on WJAC and WTOV and retains the revenues from such sales of advertising time. Cox pays the Company a $0.75 million monthly fee under the two TBAs and reimburses the Company for out of pocket costs. On December 22, 2000, the Company and Cox amended their agreement for the sale of WJAC to provide for the sale of the FCC licenses for WJAC directly from STC License Company, the subsidiary of the Company which holds such licenses, to Cox.

         The sale of WJAC Incorporated and WTOV closed on January 5, 2001. Of the preliminary net proceeds from the transactions, amounting to approximately $126.0 million, $68.0 million was used to permanently retire a portion of the Company's senior term loan agreement, $55.0 million was transferred to a collateral account with the Company's senior lender pending the purchase of WPRI-TV and $3.0 million was transferred to an indemnity escrow account.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         None

(b)      Pro Forma Financial Information.

         None

(c)      Exhibits.

2.1 Asset Purchase Agreement by and among Smith Acquisition Company, Smith Acquisition License Company and Cox Broadcasting, Inc. for television station WTOV-TV, Steubenville, Ohio. (1)

2.2 Stock Purchase Agreement by and among STC Broadcasting, Inc., WJAC, Incorporated and Cox Broadcasting, Inc. for television station WJAC-TV, Johnstown, Pennsylvania. (1)

2.3 Letter Amendment to Stock Purchase Agreement by and among STC Broadcasting, STC License Company, WJAC Incorporated and Cox Broadcasting, Inc. dated December 22, 2000 for television station WJAC-TV. (3)

2.4 Asset Purchase Agreement dated November 3, 2000, among Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc. (sellers) and STC Broadcasting, Inc. (buyer) for television station WPRI, Providence, Rhode Island. (2)

(1) Incorporated by reference to the Form 8-K of STC Broadcasting, Inc. filed July 10, 2000.

(2) Incorporated by reference to the Form 10-Q of STC Broadcasting, Inc. filed November 8, 2000.

(3)  Filed herewith.

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Item 9. Regulation FD Disclosure

         The following is a proforma capitalization table and leverage calculation assuming the sale of WJAC-TV and WTOV-TV and the purchase of WPRI-TV had closed on December 31, 2000. The following is unaudited, preliminary and subject to year-end adjustments.


                              Capitalization Table
                               December 31, 2000
                                (000's omitted)


                                              Proforma
                                              --------

                                            Adjusted for      Adjusted for
                          Estimated           Sale of         Purchase of
                          Historical         WJAC/WTOV          WPRI
                          ----------        -------------     ------------
Cash                       $ 10,000          $ 65,000          $ 10,000
                           ========          ========          ========

Senior Debt
         Revolver          $  1,750          $  1,750          $  1,750
         Term              $ 93,500          $ 25,500          $ 25,500

Senior Subordinate
         Debt              $100,000          $100,000          $100,000
                           --------          --------          --------
         Total Debt        $195,250          $127,250          $127,250
                           ========          ========          ========
Leverage:

EBITDA                     $ 33,700 (1)      $ 26,100          $ 30,400

Total Debt/EBITDA               5.8               4.9               4.2


(1)  Estimated for the year ended December 31, 2000


















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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              STC BROADCASTING, INC.

Date: January 9, 2001                         By: /s/ David A. Fitz
                                                 ------------------------------
                                                      David A. Fitz
                                                      Senior Vice President and
                                                      Chief Financial Officer











































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